SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 26, 2007, by and between POSITRON CORPORATION, a publicly owned Texas corporation (the “POSITRON”), and IMAGIN DIAGNOSTIC CENTRES, INC., a Canadian corporation (the “IMAGIN”).

RECITALS

WHEREAS, IMAGIN is the holder of eleven million five hundred twenty three thousand (11,523,000) shares (the “Shares”) of common stock which represent 50.1% of the issued and outstanding shares of common stock of Imaging PET Technologies, Inc., a Canadian corporation (“IPT”); and

WHEREAS, on May 8, 2006, POSITRON agreed to sell 1,200,000 shares of its Series B Convertible Preferred Stock to Quantum Molecular Pharmaceuticals, Inc., a Canadian corporation (“QUANTUM”) in consideration of a note in the amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) (the “Quantum Note”) in connection with the transfer by QUANTUM and IMAGIN of all their right, title and interest to Quantum Molecular Technologies, Inc.; and

WHEREAS, IMAGIN acquired all of QUANTUM’s right, title and interest to IMAGIN’s POSITRON SECURITIES in consideration of, among other things, the assumption of the Quantum Note; and

WHEREAS, IMAGIN desires to Sell and POSITRON desires to purchase the Shares, pursuant to the terms and conditions set forth herein;

 NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Purchase and Sale. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), IMAGIN will sell, assign, convey and deliver to POSITRON, free and clear of all liens, pledges, security, interests, options encumbrances, charges, agreements or claims of any kind whatsoever (collectively, “Liens”), and POSITRON will purchase and accept all of IMAGINS’ right, title and interest to the Shares.

2.    Purchase Price. The total consideration to be paid by POSITRON to IMAGIN for the Shares shall be Two Million Four Hundred Thousand Dollars ($2,400,000) (the “Purchase Price”) in the form of the cancellation of the Quantum Note in favor of IMAGIN.

3.    Closing, Delivery and Payment.

3.1    Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place as set forth within the Reorganization Agreement (such date is hereinafter referred to as the “Closing Date”).

3.2    Delivery. At the Closing on the Closing Date, POSITRON shall deliver to IMAGIN, among other items, the Note and a Collateral Pledge Agreement securing POSITRON’s obligations under the Note, and IMAGIN shall deliver a Certificate representing the Shares. (A form of the Collateral Pledge Agreement is attached hereto as Exhibit “B”).

4.    Representations and Warranties of POSITRON. POSITRON hereby represents and warrants to IMAGIN as follows (which representations and warranties are supplemented by POSITRON's filings under the Securities Exchange Act of 1934, as amended (collectively, the "Exchange Act Filings").

4.1    Organization, Good Standing and Qualification. POSITRON is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. POSITRON has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Note, and (iii) all other agreements related to this Agreement and referred to herein (the preceding clauses (ii) and (iii), collectively, the "Related Agreements"), and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. POSITRON is duly qualified and is authorized to do business and is in good standing as a foreign corporation, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

4.2    Authorization; Binding Obligations. All corporate action on the part of POSITRON (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of POSITRON hereunder and under the other Related Agreements at the Closing, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of POSITRON, enforceable in accordance with their terms, except:

(a)    as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(b)    general principles of equity that restrict the availability of equitable or legal remedies.

5.    Representations and Warranties of IMAGIN. IMAGIN hereby represents and warrants to POSITRON as follows (such representations and warranties do not lessen or obviate the representations and warranties of POSITRON set forth in this Agreement):

5.1   Title, Encumbrances. IMAGIN is the owner of the Shares free and clear of all encumbrances and, on the Closing Date will transfer the QMT Common shares free and clear of all liens, pledges, encumbrances, security in trust or other restrictions.

5.2    Requisite Power and Authority. IMAGIN has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on IMAGIN's part required for the lawful execution and delivery of this Agreement and the Related Agreements has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of IMAGIN, enforceable in accordance with their terms, except:

(a)    as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(b)    as limited by general principles of equity that restrict the availability of equitable and legal remedies.

6.    Covenants of IMAGIN. IMAGIN covenants and agrees with POSITRON as follows:

6.1    Confidentiality. IMAGIN agrees that it will not disclose, and will not include in any public announcement, the name of POSITRON, unless expressly agreed to by POSITRON or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

6.2    Non-Public Information. IMAGIN agrees not to effect any sales in the shares of POSITRON's Common Stock while in possession of material, non-public information regarding POSITRON if such sales would violate applicable securities law.

7.    Covenants of POSITRON and IMAGIN Regarding Indemnification.

7.1    POSITRON Indemnification. POSITRON agrees to indemnify, hold harmless, reimburse and defend IMAGIN, each of IMAGIN's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon IMAGIN which results, arises out of or is based upon: (i) any misrepresentation by POSITRON or breach of any warranty by POSITRON in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by POSITRON of any covenant or undertaking to be performed by POSITRON hereunder, under any other Related Agreement or any other agreement entered into by POSITRON and IMAGIN relating hereto or thereto.

7.2    IMAGIN's Indemnification. IMAGIN agrees to indemnify, hold harmless, reimburse and defend POSITRON and each of POSITRON's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon POSITRON which results, arises out of or is based upon: (i) any misrepresentation by IMAGIN or breach of any warranty by IMAGIN in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by IMAGIN of any covenant or undertaking to be performed by IMAGIN hereunder, or any other agreement entered into by POSITRON and IMAGIN relating hereto.

8.    Miscellaneous.

8.1    Governing Law/Arbitration. THIS AGREEMENT AND ALL MATTERS CONNECTED WITH THE PERFORMANCE THEREOF SHALL BE CONSTRUED, INTERPRETED, AND GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS. POSITRON AND IMAGIN AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ALLEGED BREACH HEREOF SHALL BE SETTLED EXCLUSIVELY BY ARBITRATION IN HOUSTON, TEXAS PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. IF THE TWO PARTIES CANNOT JOINTLY SELECT A SINGLE ARBITRATOR TO DETERMINE THE MATTER, ONE ARBITRATOR SHALL BE CHOSEN BY EACH PARTY (OR, IF A PARTY FAILS TO MAKE A CHOICE, BY THE AMERICAN ARBITRATION ASSOCIATION ON BEHALF OF SUCH PARTY) AND THE TWO ARBITRATORS SO CHOSEN WILL SELECT A THIRD. THE DECISIONS OF THE SINGLE ARBITRATOR JOINTLY SELECTED BY THE PARTIES, OR, IF THREE ARBITRATORS ARE SELECTED, THE DECISION OF ANY TWO OF THEM, WILL BE FINAL AND BINDING UPON THE PARTIES AND THE JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY BE ENTERED THEREON. FEES OF THE ARBITRATORS AND COSTS OF ARBITRATION (INCLUDING ATTORNEYS’ FEES) SHALL BE BORNE BY THE PARTIES IN SUCH MANNER AS SHALL BE DETERMINED BY THE ARBITRATOR OR ARBITRATORS.

8.2    Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by IMAGIN and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of POSITRON pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by POSITRON hereunder solely as of the date of such certificate or instrument.

8.3    Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by IMAGIN pursuant to Rule 144 or an effective registration statement. IMAGIN may not assign its rights hereunder to a competitor of POSITRON.

8.4    Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.5    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6    Amendment and Waiver.

(a)    This Agreement may be amended or modified only upon the written consent of POSITRON and IMAGIN.

(b)    The obligations of POSITRON and the rights of IMAGIN under this Agreement may be waived only with the written consent of IMAGIN.

(c)    The obligations of IMAGIN and the rights of POSITRON under this Agreement may be waived only with the written consent of POSITRON.

8.7    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.8    Notices. notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)    upon personal delivery to the party to be notified;

(b)    when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c)    three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)    one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to POSITRON, to:	Positron Corporation
1304 Langham Creek Dr #300
Houston, Texas 77084
Attention:	Chief Executive Officer
Facsimile:	(281) 492-2961

with a copy to:

Levy & Boonshoft, P.C.
477 Madison Avenue
14th Floor
New York, New York 10022
Attention:	Peter Campitiello, Esq.
Facsimile:	(212) 751-6943

If to IMAGIN, to:	Imagin Diagnostic Centres, Inc.
43 Front Street East, Suite 301
Toronto, ON, M5E 1B3

Attention:	Cynthia Jordan
Facsimile:	(416) 941-9860

or at such other address as POSITRON or IMAGIN may designate by written notice to the other parties hereto given in accordance herewith.

8.9    Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.10     Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.11     Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.12     Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

8.13     Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

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IN WITNESS WHEREOF, the parties hereto have executed the Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

POSITRON CORPORATION		IMAGIN DIAGNOSTIC CENTRES, INC.

By:	/s/ Patrick Rooney	By:	/s/ Cynthia Jordan
	Patrick Rooney, Chairman		Cynthia Jordan, President, CEO